Exhibit 99.1

Ollie’s Bargain Outlet Reports
 First Quarter Fiscal 2024 Financial Results

~  Comparable Store Sales increased 3.0% ~
~  Earnings per Share increased 50.0% to $0.75 ~
~  Adjusted Earnings per Share increased 49.0% to $0.73 ~
~ Raising Fiscal Year Sales and Earnings Outlook ~

HARRISBURG, PA – June 5, 2024 – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) (the “Company”) today reported financial results for the first quarter ended May 4, 2024.

First Quarter Summary:

•	Total net sales increased 10.8% to $508.8 million.

•	Comparable store sales increased 3.0% from the prior year increase of 4.5%.

•	The Company opened 4 new stores, ending the quarter with 516 stores in 30 states, a year-over-year increase in store count of 8.4%.

•	Operating income increased 46.6% to $56.5 million and operating margin increased 270 basis points to 11.1%.

•	Net income increased 49.6% to $46.3 million or $0.75 per diluted share.

•	Adjusted net income(1) increased 47.0% to $45.2 million, or $0.73 per diluted share.

•	Adjusted EBITDA(1) increased 40.3% to $69.4 million and adjusted EBITDA margin(1) increased 280 basis points to 13.6%.

(1)
As used throughout this release, adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA and adjusted EBITDA margin are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). Please see the accompanying financial tables which reconcile our comparable GAAP measures to these non-GAAP measures.

John Swygert, Chief Executive Officer, stated, “We are extremely pleased with our performance this quarter. Our team is executing at a very high level, offering amazing deals to our customers, delivering consistent financial results, and investing in future growth. Our first quarter comparable store sales, total revenue, gross margin, and expenses were all better than expected, demonstrating the strength of our business. Consumers clearly remain under pressure and are seeking value in their purchases. Our unique business model is delivering exceptional values on the branded merchandise that our customers want and need, at prices 20 to 70 percent below the fancy stores. Everyone loves a Bargain and Bargain is our middle name.”

First Quarter Results

Net sales increased 10.8% to $508.8 million in the first quarter of fiscal 2024 as compared with net sales of $459.2 million in the first quarter of fiscal 2023. The increase in net sales was the result of new store unit growth in addition to a comparable store sales increase of 3.0%.

Gross profit increased 17.2% to $209.4 million in the first quarter of fiscal 2024 from $178.6 million in the first quarter of fiscal 2023. Gross margin increased 220 basis points to 41.1% in the first quarter of fiscal 2024 from 38.9% in the first quarter of fiscal 2023. The increase in gross margin was primarily due to favorable supply chain costs and higher merchandise margin.

Selling, general, and administrative expenses increased 9.3% to $142.4 million in the first quarter of fiscal 2024 from $130.3 million in the first quarter of fiscal 2023. The increase was primarily driven by higher selling expenses related to increased store count. As a percentage of net sales, SG&A decreased to 28.0% in the first quarter of fiscal 2024 compared to 28.4% in the first quarter of fiscal 2023 primarily the result of leverage of fixed expenses on the increase in comparable store sales.

Operating income increased 46.6% to $56.5 million in the first quarter of fiscal 2024 from $38.5 million in the first quarter of fiscal 2023.  Operating margin increased 270 basis points to 11.1% in the first quarter of fiscal 2024 from 8.4% in the first quarter of fiscal 2023.

Net income increased 49.6% to $46.3 million, or $0.75 per diluted share, in the first quarter of fiscal 2024 compared with net income of $31.0 million, or $0.50 per diluted share, in the first quarter of fiscal 2023.  Adjusted net income(1) increased 47.0% to $45.2 million, or $0.73 per diluted share, in the first quarter of fiscal 2024 from $30.8 million, or $0.49 per diluted share, in the first quarter of fiscal 2023.

Adjusted EBITDA(1) increased 40.3% to $69.4 million in the first quarter of fiscal 2024 from $49.5 million in the first quarter of fiscal 2023.  Adjusted EBITDA margin(1) increased 280 basis points to 13.6% in the first quarter of fiscal 2024 from 10.8% in the first quarter of fiscal 2023. Adjusted EBITDA excludes non-cash stock-based compensation expense.

Balance Sheet and Cash Flow Highlights

The Company's cash and cash equivalents and short-term investments were $341.5 million as of the end of the first quarter of fiscal 2024 compared with cash and cash equivalents of $275.5 million as of the end of the first quarter of fiscal 2023. The Company had no borrowings outstanding under its $100 million revolving credit facility and $92.0 million of availability under the facility as of the end of the first quarter of fiscal 2024. The Company ended the period with total borrowings, consisting solely of finance lease obligations, of $1.7 million as of the end of the first quarter of fiscal 2024.

During the first quarter of fiscal 2024, the Company invested $25.0 million of cash to repurchase 336,934 shares of its common stock. As of the end of the first quarter, the Company had $60.6 million of remaining capacity under its current share repurchase program.

Inventories as of the end of the first quarter of fiscal 2024 increased 5.9% to $527.5 million compared with $498.0 million as of the end of the first quarter of fiscal 2023, driven by new store growth.

Capital expenditures were $26.9 million in the first quarter of fiscal 2024, primarily related to the development of the Company’s new distribution center in Princeton, IL, the remodeling of existing stores, and the development of new stores.

Subsequent to the first quarter of fiscal 2024, the Company entered into an asset purchase agreement to acquire eleven former 99 Cents Only Stores locations for $14.6 million in connection with 99 Cents Only Stores’ bankruptcy proceedings. Of the eleven store locations, three of these are owned properties and eight are leased properties with favorable rent and leasing structures, located in key markets across Texas. The purchase price for this acquisition will be funded by cash on hand and the acquisition is expected to close in early June.

Fiscal 2024 Outlook

Our outlook for the fiscal year ending February 1, 2025 (“fiscal 2024”) reflects a 52 week year versus 53 weeks in fiscal 2023. The Company is raising its sales and earnings outlook for fiscal 2024. A comparison of new and previous outlook figures is contained in the table below:

	New	Previous
New store openings, net(1)	48	48
Net sales	$2.257 to $2.277 billion	$2.248 to $2.273 billion
Comparable store sales increase	1.5% to 2.3%	1.0% to 2.0%
Gross margin	40.0%	40.0%
Operating income	$250 to $258 million	$243 to $251 million
Adjusted net income(2)	$196 to $202 million	$192 to $198 million
Adjusted net income per diluted share(2)	$3.18 to $3.28	$3.10 to $3.20
Annual effective tax rate (excludes excess tax benefits related to stock-based compensation)	25.5%	25.0%
Diluted weighted average shares outstanding	62 million	62 million
Capital expenditures(3)	$90 million	$85 million

(1)	Includes 50 planned new store openings and 2 closures where the Company chose not to renew the leases.
(2)
The guidance ranges as provided for adjusted net income and adjusted net income per diluted share exclude the excess tax benefits related to stock-based compensation as the Company cannot predict such estimates without unreasonable effort.

(3)	Excludes $14.6 million purchase price for the acquisition of eleven former 99 Cents Only Stores locations and includes build out costs related to such locations.

Executive Promotions and Appointments as Part of Anticipated Leadership Succession

In a separate press release issued today, Ollie’s Bargain Outlet announced a number of executive promotions, appointments, and anticipated changes as part of the Company’s succession plan, including:

•	The transition of John Swygert to Executive Chairman in early 2025
•	The promotion of Eric van der Valk to the role of President, effective immediately, and to Chief Executive Officer in early 2025
•	The promotion of Robert Helm to Executive Vice President, effective immediately
•	The hiring and appointment of Chris Zender as Executive Vice President and Chief Operating Officer, effective June 17, 2024

Conference Call Information

A conference call to discuss first quarter fiscal 2024 financial results is scheduled for today, June 5, 2024, at 8:30 a.m. Eastern Time. To access the live conference call, please pre-register here. Registrants will receive a confirmation with dial-in instructions. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.ollies.us/. A replay of the conference call webcast will be available at the investor relations website for one year.

About Ollie’s

We are America’s largest retailer of closeout merchandise and excess inventory, offering Real Brands and Real Bargain prices®!  We offer extreme value on brand name products in a variety of departments, including housewares, food, books and stationery, bed and bath, floor coverings, toys, health and beauty aids, and more. We currently operate 518 stores in 30 states and growing! For more information, visit www.ollies.us

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including our fiscal 2024 business outlook or financial guidance, and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, capital market conditions, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, supply chain challenges, legislation, national trade policy, and the following: our failure to adequately procure and manage our inventory, anticipate consumer demand or achieve favorable product margins; changes in consumer confidence and spending; risks associated with our status as a “brick and mortar” only retailer; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; fluctuations in comparable store sales and results of operations, including on a quarterly basis; factors such as inflation, cost increases and energy prices; the risks associated with doing business with international manufacturers and suppliers including, but not limited to, potential increases in tariffs on imported goods; our inability to operate our stores due to civil unrest and related protests or disturbances; our failure to properly hire and to retain key personnel and other qualified personnel; changes in market levels of wages; risks associated with cybersecurity events and the timely and effective deployment, protection and defense of computer networks and other electronic systems, including email; our inability to obtain favorable lease terms for our properties; the failure to timely acquire, develop, open, and operate, or the loss of, or disruption or interruption in the operations of, any of our centralized distribution centers; risks associated with our lack of operations in the growing online retail marketplace; risks associated with litigation, the expense of defense, and potential for adverse outcomes; our inability to successfully develop or implement our marketing, advertising and promotional efforts; the seasonal nature of our business; risks associated with natural disasters, whether or not caused by climate change; outbreak of viruses, global health epidemics, pandemics, or widespread illness; changes in government regulations, procedures and requirements; and our ability to service indebtedness and to comply with our financial covenants together with each of the other factors set forth under the heading “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
John Rouleau
ICR
John.Rouleau@icrinc.com

Media Contact:
Tom Kuypers
Senior Vice President – Marketing & Advertising
717-657-2300
tkuypers@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.

Condensed Consolidated Statements of Income

(In thousands except for per share amounts)

(Unaudited)

	Thirteen weeks ended
	May 4, 2024	April 29, 2023
Condensed consolidated statements of income data:
Net sales	$508,818	$459,154
Cost of sales	299,460	280,583
Gross profit	209,358	178,571
Selling, general and administrative expenses	142,419	130,268
Depreciation and amortization expenses	7,716	6,483
Pre-opening expenses	2,726	3,281
Operating income	56,497	38,539
Interest (income), net	(4,301)	(2,675)
Income before income taxes	60,798	41,214
Income tax expense	14,456	10,234
Net income	$46,342	$30,980
Earnings per common share:
Basic	$0.76	$0.50
Diluted	$0.75	$0.50
Weighted average common shares outstanding:
Basic	61,380	61,970
Diluted	61,739	62,207

Percentage of net sales (1):
Net sales	100.0%	100.0%
Cost of sales	58.9	61.1
Gross profit	41.1	38.9
Selling, general and administrative expenses	28.0	28.4
Depreciation and amortization expenses	1.5	1.4
Pre-opening expenses	0.5	0.7
Operating income	11.1	8.4
Interest (income), net	(0.8)	(0.6)
Income before income taxes	11.9	9.0
Income tax expense	2.8	2.2
Net income	9.1%	6.7%

(1)	Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

Assets	May 4, 2024	April 29, 2023
Current assets:
Cash and cash equivalents	$212,250	$134,959
Short-term investments	129,250	140,530
Accounts receivable	916	985
Inventories	527,469	497,988
Prepaid expenses and other current assets	8,897	8,806
Total current assets	878,782	783,268
Property and equipment, net	282,669	187,030
Operating lease right-of-use assets	472,525	443,153
Goodwill	444,850	444,850
Trade name	230,559	230,559
Other assets	2,083	2,178
Total assets	$2,311,468	$2,091,038
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$599	$519
Accounts payable	103,495	99,554
Income taxes payable	29,227	12,476
Current portion of operating lease liabilities	89,607	89,528
Accrued expenses and other current liabilities	87,864	76,136
Total current liabilities	310,792	278,213
Revolving credit facility	-	-
Long-term debt	1,077	946
Deferred income taxes	71,628	71,132
Long-term portion of operating lease liabilities	395,547	356,791
Total liabilities	779,044	707,082
Stockholders’ equity:
Common stock	67	67
Additional paid-in capital	697,816	680,881
Retained earnings	1,214,293	1,017,492
Treasury - common stock	(379,752)	(314,484)
Total stockholders’ equity	1,532,424	1,383,956
Total liabilities and stockholders’ equity	$2,311,468	$2,091,038

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen weeks ended
	May 4, 2024	April 29, 2023
Net cash provided by operating activities	$40,184	$35,872
Net cash used in investing activities	(68,515)	(99,311)
Net cash used in financing activities	(25,681)	(12,198)
Net decrease in cash and cash equivalents	(54,012)	(75,637)
Cash and cash equivalents, beginning of the period	266,262	210,596
Cash and cash equivalents, end of the period	$212,250	$134,959

Ollie’s Bargain Outlet Holdings, Inc.

Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

(Dollars in thousands)

(Unaudited)

The Company reports its financial results in accordance with GAAP.  We have included the non-GAAP measures of EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share in this press release as these are key measures used by our management and our board of directors to evaluate our operating performance and the effectiveness of our business strategies, make budgeting decisions, and evaluate compensation decisions.  Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company’s operating results. We believe that excluding items that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude from net income and net income per diluted share, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

The tables below reconcile the most directly comparable GAAP measure to non-GAAP financial measures: net income to adjusted net income, net income per diluted share to adjusted net income per diluted share, and net income to EBITDA and adjusted EBITDA.

Adjusted net income and adjusted net income per diluted share exclude excess tax benefits related to stock-based compensation, which may not occur with the same frequency or magnitude in future periods. We define EBITDA as net income before net interest income or expense, depreciation and amortization expenses and income taxes. Adjusted EBITDA represents EBITDA as further adjusted for non-cash stock-based compensation expense and gains on insurance settlements.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (In thousands except for per share amounts)

 (Unaudited)

Reconciliation of GAAP net income to adjusted net income

	Thirteen weeks ended
	May 4, 2024	April 29, 2023
Net income	$46,342	$30,980
Excess tax benefit related to stock-based compensation(1)	(1,132)	(228)
Adjusted net income	$45,210	$30,752

(1)	Amount represents the impact from the recognition of excess tax benefits pursuant to Accounting Standards Update 2016-09, Stock Compensation.

Reconciliation of GAAP net income per diluted share to adjusted net income per diluted share

	Thirteen weeks ended
	May 4, 2024	April 29, 2023
Net income per diluted share	$0.75	$0.50
Adjustments as noted above, per diluted share:
Excess tax benefit related to stock-based compensation	(0.02)	-
Adjusted net income per diluted share(1)	$0.73	$0.49

Diluted weighted-average common shares outstanding	61,739	62,207

(1)	Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (Dollars in thousands)

 (Unaudited)

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA

	Thirteen weeks ended
	May 4, 2024	April 29, 2023
Net income	$46,342	$30,980
Interest (income), net	(4,301)	(2,675)
Depreciation and amortization expenses	9,785	8,074
Income tax expense	14,456	10,234
EBITDA	66,282	46,613
Non-cash stock-based compensation expense	3,149	2,863
Adjusted EBITDA	$69,431	$49,476

 Key Statistics

	Thirteen weeks ended
	May 4, 2024	April 29, 2023

Number of stores open at beginning of period	512	468
Number of new stores	4	9
Number of closed stores	-	(1)
Number of stores open at end of period	516	476

Average net sales per store (1)	$993	$970
Comparable stores sales change	3.0%	4.5%
Comparable store count – end of period	466	427

(1)	Average net sales per store represents the weighted average of total net weekly sales divided by the number of stores open at the end of each week for the respective periods presented.